090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20170202487-23
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/08/2017 12:30 PM
	Entity Number E0453442010-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Malaysia Pro-Guardians Security Management Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

350,000,000 shares of common stock at $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

350,000,000 share of common stock at $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 share of the Company's common stock, par value $0.001 per share in exchange for 70 shares of the Company common stock, par value $0.001, that are outstanding immediately prior to the change

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares that would have been due upon the change will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: May 2, 2017 Time: 9:00

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ______________________ CEO

Signature of Officer Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.